UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Luna Technologies International, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	91-1987288 (I.R.S. Employer Identification No.)

61 B Fawcett Road, Coquitlam, British Columbia Canada V3K 6V2

(Address of Principal Executive Offices and Zip Code)

Consulting Agreement with Kimberly Landry

Consulting Agreement with Leslie James Porter

Consulting Agreement with Antonio Treminio

Consulting Agreement with Michael Harrison

Consulting Agreement with Seth Shaw

Consulting Agreement with Walter Doyle

(Full title of the plan)

Kimberly Landry, Chief Executive Officer

Luna Technologies International, Inc.

61 B Fawcett Road, Coquitlam, British Columbia Canada V3K 6V2

(Name and address of agent for service)

604-526-5890

(Telephone number, including area code, of agent for service)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

Clark Wilson LLP, Barristers and Solicitors

William L. Macdonald

#800 - 885 West Georgia Street

Vancouver, British Columbia, V6C 3H1

Telephone: 604.643.3118

Facsimile: 604.687.6314

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock	8,250,000(1)	$0.285(2)	$2,351,250	$251.58

(1)             We are registering an aggregate of up to 8,250,000 of our shares of common stock to two directors and 4 consultants pursuant to agreements entered into between each of the directors and consultants and our company dated effective July 1, 2006. All of the 8,250,000 shares of common stock are being registered under this registration statement on Form S-8.

(2)             The price is estimated in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, based on the average of the bid and asked price ($0.21 bid; $0.245 asked) of our common stock as reported on the National Association of Securities Dealers Inc.’s OTC Bulletin Board on July 14, 2006.

EXPLANATORY NOTE

We prepared this registration statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, to register an aggregate of up to 8,250,000 shares of our common stock that we have agreed to issue to two of our directors and four of our consultants upon the performance of consulting and business services pursuant to written agreements between each of the directors and consultants and our company.

Under cover of this registration statement on Form S-8 is our reoffer prospectus prepared in accordance with Part I of Form S-3 under the 1933 Act. The reoffer prospectus has been included in this registration statement on Form S-8 so that upon issuance of the securities, the two directors and four consultants may resell their respective shares of common stock. Accordingly, we have included in the reoffer prospectus the names of our directors and consultants to whom we have agreed to issue shares of common stock and we have described the nature and the number of securities to be reoffered by each of them.

Our reoffer prospectus has been prepared pursuant to Instruction C of Form S-8, in accordance with the requirements of Part I of Form S-3, and may be used for reofferings and resales on a continuous or delayed basis in the future of up to an aggregate of 8,250,000 shares of our common stock which we have agreed to issue to our two directors and four consultants.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information

Pursuant to a consulting agreement dated effective July 1, 2006 between our company and Kimberly Landry, we have agreed to issue 1,500,000 shares of our common stock to Ms. Landry. The agreement ends on December 31, 2006, subject to termination as provided in the agreement. For so long as our company is not eligible to file a registration statement on Form S-3, shares issued under the agreement and resold under this Form S-8 will be subject to the volume restrictions contained in Rule 144(e) promulgated under the Securities Act of 1933, as amended. The consulting agreement is attached as Exhibit 10.1 to this Form S-8.

Pursuant to a consulting agreement dated effective July 1, 2006 between our company and Leslie James Porter, we have agreed to issue 750,000 shares of our common stock to Mr. Porter. The agreement ends on December 31, 2006, subject to termination as provided in the agreement. For so long as our company is not eligible to file a registration statement on Form S-3, shares issued under the agreement and resold under this Form S-8 will be subject to the volume restrictions contained in Rule 144(e) promulgated under the Securities Act of 1933, as amended. The consulting agreement is attached as Exhibit 10.2 to this Form S-8.

Pursuant to a consulting agreement dated effective July 1, 2006 between our company and Antonio Treminio, we have agreed to issue 1,500,000 shares of our common stock to Mr. Treminio. The agreement ends on December 31, 2006, subject to termination as provided in the agreement. For so long as our company is not eligible to file a registration statement on Form S-3, shares issued under the agreement and resold under this Form S-8 will be subject to the volume restrictions contained in Rule 144(e) promulgated under the Securities Act of 1933, as amended. The consulting agreement is attached as Exhibit 10.3 to this Form S-8.

Pursuant to a consulting agreement dated effective July 1, 2006 between our company and Michael Harrison, we have agreed to issue 1,500,000 shares of our common stock to Mr. Harrison. The agreement ends on December 31, 2006, subject to termination as provided in the agreement. For so long as our company is not eligible to file a registration statement on Form S-3, shares issued under the agreement and resold under this Form S-8 will be subject to the volume restrictions contained in Rule 144(e) promulgated under the Securities Act of 1933, as amended. The consulting agreement is attached as Exhibit 10.4 to this Form S-8.

Pursuant to a consulting agreement dated effective July 1, 2006 between our company and Seth Shaw, we have agreed to issue 1,500,000 shares of our common stock to Mr. Shaw. The agreement ends on December 31, 2006, subject to termination as provided in the agreement. The consulting agreement is attached as Exhibit 10.5 to this Form S-8.

Pursuant to a consulting agreement dated effective July 1, 2006 between our company and Walter Doyle, we have agreed to issue 1,500,000 shares of our common stock to Mr. Doyle. The agreement ends on December 31, 2006, subject to termination as provided in the agreement. The consulting agreement is attached as Exhibit 10.6 to this Form S-8.

Item 2.	Registrant Information and Employee Plan Annual Information

We will provide, without charge, to each person to whom a copy of the 10(a) prospectus is delivered, upon oral or written request, a copy of any or all documents incorporated by reference in Item 3 of Part II of this registration statement (which documents are incorporated by reference in the 10(a) prospectus). Requests should be directed to the Chief Executive Officer, Luna Technologies International, Inc., 61B Fawcett Road, Coquitlam, British Columbia Canada V3K 6V2. Our telephone number is 604-526-5890.

REOFFER PROSPECTUS

The date of this reoffer prospectus is July 19, 2006

Luna Technologies International Inc.

61B Fawcett Drive

Coquitlam, BC V3K 6V2

Canada

8,250,000 Shares of Common Stock

This reoffer prospectus relates to a maximum of 8,250,000 shares of our common stock which may be offered and resold from time to time by the selling security holders identified in this reoffer prospectus. It is anticipated that the selling security holders will offer shares for sale at prevailing prices on the OTC Bulletin Board on the date of sale. We will not receive any proceeds from the sale of any of these 8,250,000 shares of common stock made under this reoffer prospectus. The selling security holder will bear all sales commissions and similar expenses. We will, however, pay for all of the costs associated with the filing of this registration statement.

The selling security holders and any brokers executing selling orders on their behalf may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, in which event commissions received by such brokers may be deemed to be underwriting commissions under the Securities Act of 1933.

Our shares of common stock are quoted on the OTC Bulletin Board under the trading symbol “LTII”. On July 6, 2006, the last reported closing price of our common stock was $0.30 per share on the OTCBB.

Our principal executive offices are located at 61B Fawcett Road, Coquitlam, British Columbia Canada V3K 6V2. Our telephone number is 604-526-5890.

The shares of common stock offered pursuant to this registration statement involve a high degree of risk. For more information, please see the section of this reoffer prospectus titled “Risk Factors”, beginning on page 6.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS REOFFER PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by the more detailed information and financial statements and notes thereto appearing elsewhere in this reoffer prospectus. Consequently, this summary does not contain all of the information that you should consider before investing in our shares of common stock. You should carefully read the entire reoffer prospectus, including the “Risk Factors” section, and the documents and information incorporated by reference into this reoffer prospectus.

This reoffer prospectus relates to a maximum of 8,250,000 shares of our common stock which may be offered and resold from time to time by the selling security holders identified in this reoffer prospectus. It is anticipated that the selling security holders will offer shares for sale at prevailing prices on the OTC Bulletin Board on the date of sale. We will not receive any proceeds from the sale of common stock by the selling security holders under this reoffer prospectus. The selling security holders will pay for the cost of all sales commissions and similar expenses. We will, however, pay for all of the costs associated with the filing of this registration statement.

Our principal executive offices are located at 61B Fawcett Road, Coquitlam, British Columbia Canada V3K 6V2. Our telephone number is 604-526-5890.

As used in this reoffer prospectus, the terms “we”, “us”, “our”, and “Luna” mean Luna Technologies International Inc., unless otherwise indicated.

OUR BUSINESS

We are in the business of developing, manufacturing and selling photoluminescent products (High Performance Photoluminescent Lighting, “HPPL”) used for emergency lighting, signs and markings, wayfinding systems and novelty products with applications in marine, commuter, rail, subway, building and toy markets.

Phosphorescent (also referred to as photoluminescent) materials emit light continuously when they are excited by ultraviolet or visible light. However, unlike fluorescent materials, when the excitation source is extinguished, phosphorescent materials continue to emit light. It is this light (called afterglow) that people refer to as "glow-in-the-dark". The afterglow decreases (or decays) over time after the excitation source has been extinguished.

Although many people associate the word "photoluminescence" with "glow-in-the-dark" toys and novelties, in the lighting industry, photoluminescent products such as marker tapes and signs are commonly used to delineate emergency escape routes and danger areas, and to mark equipment, pipes, tools and working and accident prevention clothing.

Photoluminescent signs and markers are used in a variety of situations, including office buildings, industrial sites, passenger ships, offshore drilling platforms, underground mines, and aircraft. The use of photoluminescent materials for life safety applications is recommended or mandated in numerous building codes, fire safety codes, and transportation standards.

Most photoluminescent products are composed of inorganic pigments that can be incorporated into paint, plastic films, enamels, and flexible and rigid molded plastics. Typical products include adhesive vinyl tapes, rigid polyvinyl chloride (PVC) marker strips, and silk-screened plastic signage. Photoluminescent enamel-coated sheet metal and ceramic products are also available.

The main pigment commonly used in photoluminescent glow-type products is a zinc sulphide compound emitting a yellowish-green light. This material performs well when subjected to high ambient lighting levels but the decay rate is rather rapid. Our current Lunaplast pigment material, Strontium Aluminate, has a performance level 20 times that of zinc-based products. In addition, the decay curve for strontium-based products is measured in hours as opposed to minutes for zinc-based items.

Strontium Aluminate is more expensive than zinc sulphide and takes slightly longer to charge, but can "store" more light, making it much more suitable for use in locations where ambient light levels are low. Strontium Aluminate also offers much brighter and longer-lasting photoluminescence.

Although Strontium Aluminate PL material is superior to products made with zinc sulphide, the process required to manufacture Strontium Aluminate PL is very complex and manufacturers were unable to cost effectively produce Strontium Aluminate PL products in commercial quantities.

Between January 1995 and October 1999, Douglas Sinclair, formerly the chief executive officer of our Canadian subsidiary, developed the proprietary technology, formulas and processes needed to commercially manufacture Strontium Aluminate PL products on a cost-effective basis. The resulting product, referred to by our company as Lunaplast, is up to 20 times brighter than commercial zinc sulphide products, and is clearly visible after many hours of total darkness. During this same period of time, Mr. Sinclair and Kimberly Landry, an officer and director of our company, developed an advanced Strontium Aluminate HPPL material which is four times brighter than our Lunaplast product. Mr. Sinclair and Ms. Landry filed a patent application pertaining to this invention with the U.S. Patent and Trademark Office in November 1997. For a nominal consideration Mr. Sinclair and Ms. Landry assigned the rights in November 1997 to the patent application and related technology to Luna Technologies Inc. ("LTI"), a corporation formed by Ms. Landry in December 1994.

In April 1999 we acquired from LTI the rights to the patent application and related technology assigned to LTI by Mr. Sinclair and Ms. Landry. In consideration for this assignment, we agreed to pay LTI $90,000, without interest, on or before June 30, 2000. Subsequent to June 30, 2000, we paid this debt in full. As of March 30, 2004 the patent application had been placed in abeyance.

In November 1999, we acquired from Mr. Sinclair the proprietary technology required to manufacture Lunaplast into PVC sheets, vinyl rolls and paints as well as the trademark rights to these products. In consideration for the assignment of this technology and the trademarks, we paid Mr. Sinclair $60,000.

During 2000 we developed the processes required to manufacturer Strontium Aluminate PL products using vacuum forming, extrusion, and injection molding techniques.

Lunaplast is available in flexible vinyl and rigid PVC sheets. In addition, a wide range of polymer compounds for extrusions and injection molding was added during the year. The substantial increase in performance opens up a completely new range of opportunities in life safety. Direct replacement of electrical exit signs (Underwriters Laboratories UL 924) is expected to be a market for photoluminescent materials in the near future.

We began producing Lunaplast on a commercial basis during fiscal 2000.

We were incorporated in the State of Delaware on March 25, 1999 for the purpose of developing, manufacturing and selling photoluminescent products (High Performance Photoluminescent Lighting) used for emergency lighting, signs and markings, wayfinding systems and novelty products with applications in marine, commuter, rail, subway, building and toy markets.

We have one subsidiary, Luna Technologies (Canada) Ltd., a British Columbia corporation incorporated on June 9, 1999, through which we conduct business in Canada.

RISK FACTORS

Much of the information included in this registration statement includes or is based upon estimates, projections or other "forward looking statements". Such forward looking statements include any projections or estimates made by us and our management in connection with our business operations. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. We undertake no obligation to update forward looking statements to reflect events or circumstances occurring after the date of such estimates.

Such estimates, projections or other "forward looking statements" involve various risks and uncertainties as outlined below. We caution the reader that important factors in some cases have affected and, in the future, could materially affect actual results and cause actual results to differ materially from the results expressed in any such estimates, projections or other "forward looking statements". In evaluating us, our business and any investment in our business, readers should carefully consider the following factors.

Those forward-looking statements also involve certain risks and uncertainties. Factors, risks and uncertainties that could cause or contribute to such differences include those specific risks and uncertainties discussed below and those discussed in our Annual Report on Form 10-KSB, filed with the SEC on April 17, 2006. The cautionary statements made in this document should be read as being applicable to all related forward-looking statements wherever they appear in this document.

Risks Related To Our Business And Industry

We have incurred losses in the past and have a limited operating history on which to base an evaluation of our prospects, which can have a detrimental effect on the long-term capital appreciation of our stock.

We have a limited operating history on which to base an evaluation of our business and prospects. Our prospects must be considered in light of inherent risks, expenses and difficulties encountered by companies in their early stage of development, particularly companies in new and evolving markets. These risks include acceptance of our products by consumers in an evolving and unpredictable business environment, the lack of a well-developed brand identity and the ability to bring products to market on a timely basis. For the years ended December 31, 2005 and 2004, we had net losses of $1,770,940 and $670,655, respectively. We cannot give any assurance that we will ever generate significant revenue or have profits. In addition, we anticipate that we will require additional capital commitments during 2006 to sustain our operations. This could have a detrimental effect on the long-term capital appreciation of our stock.

There can be no assurance that we will ever achieve profitability.

There can be no assurance that we will ever achieve profitability. Our revenues and operating results may fluctuate from quarter to quarter and from year to year due to a combination of factors, including, but not limited to, cost of production, volume of sales and variations in expenditures for personnel and marketing. We may incur significant expenditures for research and development of new products or improvements to our existing products which could adversely affect our ability to generate a profit. There can be no guarantee that we will be able to achieve profitability on a quarterly or annual basis. If we do not achieve profitability, our business will be adversely affected and investors may lose all or substantially all of their investment.

We will need additional financing to develop our products and services and to meet our capital requirements which can cause dilution.

We continually require additional funds to develop our products and are dependent upon sources such as:

•	future earnings;
•	the availability of funds from private sources, including, but not limited to, our shareholders, loans and additional private placements; and
•	the availability of funds from public sources including, but not limited to a public offering of our securities.

Market conditions for private and public offerings are subject to uncertainty and there can be no assurance when or whether a private and/or public offering will be successfully completed or that other funds will be made available to us. In view of our operating history, our ability to obtain additional funds is limited. Such financing may only be available, if at all, upon terms which may not be advantageous to us. If adequate funds are not available from operations or additional sources of financing, our business will be materially adversely affected.

We are open to exchange losses due to our operations being located in Canada.

The majority of our sales and cost of sales are made in U.S. currency while a significant amount of our general and administrative expenses are made in Canadian currency. We do not currently hedge our foreign currency exposure and accordingly we are at risk for foreign currency exchange fluctuations which could adversely affect the operating results of our business.

We rely on subcontractors for the manufacture of our Lunaplast product.

All aspects of our manufacturing process is subcontracted to various third parties which formulate, mix and produce Lunaplast to our specifications. Once the manufacturing process is complete, Lunaplast is sold to fabricators which use Lunaplast in a variety of end user products. We do not have any long-term agreements with any of the third parties involved in manufacturing Lunaplast. While management believes that alternative manufacturers are available, there is however no guarantee that alternative manufacturers could produce Lunaplast on short notice and without disrupting product delivery schedules.

We may experience infringement of our intellectual property rights and confidential information, which would undermine our technology platform.

Our success will depend, in large part, on our ability to obtain and protect patents and trade secrets and operate without infringing on the proprietary rights of others. We cannot give any assurance that the patent applications that have been or will be filed on products developed by us will be approved, that any issued patents will provide us with competitive advantages or will not be challenged by others, or that the patents of others will not have an adverse effect on us.

Our subcontractors involved in manufacturing Lunaplast have agreed to maintain the confidential nature of our proprietary manufacturing technology, however, there is no guarantee that we will be able to prevent any breaches. The failure to protect our proprietary manufacturing technology could have a material adverse effect on our business.

Our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing.

As a result of losses since our inception, our independent registered public accounting firm in their report on our financial statements for the fiscal year ended December 31, 2005, raised substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is subject to our ability to generate a profit and/or raise additional capital. We do not have any available credit, bank financing or other external sources of liquidity. Due to our operating losses, our operations have not been a source of liquidity. At December 31, 2005, we had a working capital deficiency of approximately $151,917. Our ability to continue as a going concern is dependent on our raising additional capital and on future profitable operations. Our continued net operating losses increases the difficulty in our ability to raise additional capital and there can be no assurances that the infusion of capital will prove successful.

If we are unable to retain the services of key personnel or if we are unable to successfully recruit qualified managerial and sales personnel having experience in business, we may not be able to continue our operations.

Our success depends to a significant extent upon the continued service of Ms. Kimberly Landry, our President, Chief Executive Officer and Secretary. The loss of the services of Ms. Landry could have a material adverse effect on our growth, revenues, and prospective business. We may not be able to retain our executive officers and key personnel or attract additional qualified management in the future. In addition, in order to successfully implement and manage our business plan, we will be dependent upon, among other things, successfully recruiting qualified managerial and sales personnel having experience in business. Competition for qualified individuals is intense. In addition, there can be no assurance that we will be able to find, attract and retain existing employees or that we will be able to find, attract and retain qualified personnel on acceptable terms.

We are subject to section 203 of the General Corporation Law of the state of Delaware which may inhibit a takeover at a premium price that may be beneficial to our stockholders.

We are subject to Section 203 of the Delaware General Corporation Law. Subject to limited exceptions, Section 203 prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that such stockholder became an interested stockholder unless the proposed business combination was approved by our board of directors before the stockholder became an interested stockholder. In general, Section 203 defines an interested stockholder as any stockholder directly or indirectly owning 15% or more of the outstanding voting stock of a Delaware corporation. Section 203 could have the effect of discouraging others from making tender offers for our shares, and also may have the effect of preventing changes in our management.

Risks Relating To Our Current Financing Arrangement

There are a large number of shares underlying our secured convertible notes and warrants that may be available for future sale and the sale of these shares may depress the market price of our common stock.

As of July 6, 2006, we had 24,513,398 shares of common stock issued and outstanding, $700,000 of secured convertible notes outstanding that may be converted into an estimated 7,368,421 shares of common stock and outstanding warrants to purchase 2,683,750 shares of common stock. Additionally, we have an obligation to sell $300,000 of secured convertible notes that may be converted into an estimated 3,157,895 shares of common stock at current market prices and to issue warrants to purchase 300,000 shares of common stock in the near future. In addition, the number of shares of common stock issuable upon conversion of the outstanding secured convertible notes may increase if the market price of our stock declines. All of the shares, including all of the shares issuable upon conversion of the secured convertible notes and upon exercise of our warrants, may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock.

The continuously adjustable conversion price feature of our secured convertible notes could require us to issue a substantially greater number of shares, which will cause dilution to our existing stockholders.

Our obligation to issue shares upon conversion of our secured convertible notes is essentially limitless. The following is an example of the amount of shares of our common stock that are issuable, upon conversion of $1,000,000 of our secured convertible notes (excluding accrued interest), based on market prices 25%, 50% and 75% below the market price, as of July 6, 2006 of $0.30:

% Below Market	Price Per Share	Discount of 50%	Number of Shares Issuable
25%	$0.225	$0.1125	8,888,889
50%	$0.15	$0.075	13,333,333
75%	$0.075	$0.0375	26,666,666

As illustrated, the number of shares of common stock issuable upon conversion of our secured convertible notes will increase if the market price of our stock declines, which will cause dilution to our existing stockholders.

The continuously adjustable conversion price feature of our secured convertible notes may have a depressive effect on the price of our common stock.

The secured convertible notes are convertible into shares of our common stock at a 50% discount of the trading price of the common stock prior to the conversion. The significant downward pressure on the price of the common stock as the selling stockholders convert and sell material amounts of common stock could have an adverse effect on our stock price. In addition, not only the sale of shares issued upon conversion or exercise of secured convertible notes and warrants, but also the mere perception that these sales could occur, may adversely affect the market price of the common stock.

The issuance of shares upon conversion of the secured convertible notes and exercise of outstanding warrants may cause immediate and substantial dilution to our existing stockholders.

The issuance of shares upon conversion of the secured convertible notes and exercise of warrants may result in substantial dilution to the interests of other stockholders since the selling stockholders may ultimately convert and sell the full amount issuable on conversion. Although AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd., and New Millennium Partners II, LLC may not convert their secured convertible notes and/or exercise their warrants if such conversion or exercise would cause them to own more than 4.99% of our outstanding common stock, this restriction does not prevent AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd., and New Millennium Partners II, LLC from converting and/or exercising some of their holdings and then converting the rest of their holdings. In this way, AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd., and New Millennium Partners II, LLC could sell more than this limit while never holding more than this limit. There is no upper limit on the number of shares that may be issued which will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock, including investors in this offering.

If we are required for any reason to repay our outstanding secured convertible notes, we would be required to deplete our working capital, if available, or raise additional funds. Our failure to repay the secured convertible notes, if required, could result in legal action against us, which could require the sale of substantial assets.

In December 2005, we entered into a Securities Purchase Agreement for the sale of an aggregate of $1,000,000 principal amount of secured convertible notes. The secured convertible notes are due and payable, with 8% interest, three years from the date of issuance, unless sooner converted into shares of our common stock. Although we currently have $400,000 secured convertible notes outstanding, the investors are obligated to purchase additional secured convertible notes in the aggregate of $1,000,000. In addition, any event of default such as our failure to repay the principal or interest when due, our failure to issue shares of common stock upon conversion by the holder, our failure to timely file a registration statement or have such registration statement declared effective, breach of any covenant, representation or warranty in the Securities Purchase Agreement or related convertible note, the assignment or appointment of a receiver to control a substantial part of our property or business, the filing of a money judgment, writ or similar process against our company in excess of $50,000, the commencement of a bankruptcy, insolvency, reorganization or liquidation proceeding against our company and the delisting of our common stock could require the early repayment of the secured convertible notes, including a default interest rate of 15% on the outstanding principal balance of the notes if the default is not cured with the specified grace period. We anticipate that the full amount of the secured convertible notes will be converted into shares of our common stock, in accordance with the terms of the secured convertible notes. If we were required to repay the secured convertible notes, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the notes when required, the note holders could commence legal action against us and foreclose on all of our assets to recover the amounts due. Any such action would require us to curtail or cease operations.

If an event of default occurs under the securities purchase agreement, secured convertible notes, warrants, security agreement or intellectual property security agreement, the investors could take possession of all our goods, inventory, contractual rights and general intangibles, receivables, documents, instruments, chattel paper, and intellectual property.

In connection with the Securities Purchase Agreements we entered into in December 2005, we executed a Security Agreement and an Intellectual Property Security Agreement in favor of the investors granting them a first priority security interest in all of our goods, inventory, contractual rights and general intangibles, receivables, documents, instruments, chattel paper, and intellectual property. The Security Agreements and Intellectual Property Security Agreements state that if an even of default occurs under the Securities Purchase Agreement, Secured Convertible Notes, Warrants, Security Agreements or Intellectual Property Security Agreements, the Investors have the right to take possession of the collateral, to operate our business using the collateral, and have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the collateral, at public or private sale or otherwise to satisfy our obligations under these agreements.

Risks Relating To Our Common Stock

If a market for our common stock does not develop, shareholders may be unable to sell their shares.

There is currently a limited market for our common stock, which trades through the Over-the-Counter Bulletin Board quotation system under the symbol “LTII”. Trading of stock through the Over-the-Counter Bulletin Board is frequently thin and highly volatile. There is no assurance that a sufficient market will develop in the stock, in which case it could be difficult for shareholders to sell their stock.

Trading of our stock may be restricted by the Securities and Exchange Commission’s “penny stock” regulations which may limit a stockholder’s ability to buy and sell our stock.

The Securities and Exchange Commission has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the Securities and Exchange Commission which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of, our common stock.

The National Association of Securities Dealers Inc., or NASD, has adopted sales practice requirements, which may limit a stockholder’s ability to buy and sell our shares.

In addition to the “penny stock” rules described above, the NASD has adopted rules requiring that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit our shareholders’ ability to buy and sell our stock and which may have an adverse effect on the market for our shares.

If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board which would limit the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

Companies trading on the OTC Bulletin Board, such as us, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

Our corporate charter contains authorized, unissued "blank check" preferred stock which can be issued without stockholder approval with the effect of diluting then current stockholder interests.

Our certificate of incorporation currently authorizes the issuance of up to 5,000,000 shares of "blank check" preferred stock with designations, rights and preferences as may be determined from time to time by our board of directors. A majority of our stockholders has consented to increase the number of preferred stock to 10,000,000. Accordingly, our board of directors is empowered, without stockholder approval, to issue one or more series of preferred stock with dividend, liquidation, conversion, voting or other rights which could dilute the interest of, or impair the voting power of, our common stockholders. The issuance of a series of preferred stock could be used as a method of discouraging, delaying or preventing a change in control.

INFORMATION ABOUT THE OFFERING

This reoffer prospectus relates to a maximum of 8,250,000 shares of our common stock which may be offered and resold from time to time by the selling security holders identified in this reoffer prospectus. It is anticipated that the selling security holders will offer shares for sale at prevailing prices on the OTC Bulletin Board on the date of sale. We will not receive any proceeds from the sale of common stock by the selling security holders under this reoffer prospectus. The selling security holders will pay for the cost of all sales commissions and similar expenses. We will, however, pay for all of the costs associated with the filing of this registration statement.

USE OF PROCEEDS

The 8,250,000 shares of our common stock being registered by this reoffer prospectus will be issued to two directors and four consultants and are being registered for the account of the selling security holders named in this reoffer prospectus. As a result, all proceeds from the sales of the shares of common stock will go to the selling security holders and we will not receive any proceeds from the resale of the shares of common stock by the selling security holders.

DETERMINATION OF OFFERING PRICE

The selling security holders may sell the shares of common stock from time to time on the OTC Bulletin Board, or otherwise, at prices and terms then prevailing or at prices related to the then current market price, or in negotiated transactions.

DILUTION

Because the selling security holders who offer and sell shares of common stock covered by this reoffer prospectus may do so at various times, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions, we have not included in this reoffer prospectus information about the dilution (if any) to the public arising from these sales.

SELLING SECURITY HOLDERS

The following table identifies the selling security holders and indicates (i) the nature of any material relationship that such selling security holders have had with us for the past three years, (ii) the number of shares held by the selling security holders, (iii) the amount to be offered for the selling security holders’ accounts, and (iv) the number of shares and percentage of outstanding shares of the common stock in our capital to be owned by the selling security holders after the sale of the shares offered by them pursuant to this offering. The selling security holders are not obligated to sell the shares offered in this reoffer prospectus and may choose not to sell any of the shares or only a part of the shares that they receive. SEC rules require that we assume that the selling security holders sell all of the shares offered with this reoffer prospectus.

Under the Securities Exchange Act of 1934, any person engaged in a distribution of the shares offered by this reoffer prospectus may not simultaneously engage in market making activities with respect to our shares of common stock during the applicable “cooling off” periods prior to the commencement of such distribution. In addition, and without limiting the foregoing, the selling security holders will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of the shares by the selling security holders.

Selling Security Holder and Relationship to Company	Number of Shares Beneficially Owned(1)	Number of Shares Subject to Options(2)	Shares Being Registered	Percentage of Shares Beneficially Owned(3)
				Before Offering	After Offering
Kimberly Landry President, CEO & Director	1,431,600	Nil	1,500,000	5.84%	5.84%
Leslie James Porter CFO & Director	454,200	Nil	750,000	1.85%	1.85%
Antonio Treminio Consultant	3,195,000	Nil	1,500,000	13.03%	13.03%
Michael Harrison Consultant	Nil	Nil	1,500,000	Nil	Nil

(1)           This figure includes shares underlying the options held by the selling security holder that may be exercisable as of, or within 60 days after the date of, this reoffer prospectus, but does not include any shares underlying those options that cannot be exercised within that period.

(2)           Includes shares of our common stock underlying options whether or not exercisable as of, or within 60 days of, the date of this reoffer prospectus.

(3)           Based on 24,513,398 shares outstanding as of July 6, 2006.

The information provided in the table above with respect to the selling security holders has been obtained from each of the selling security holders. Because the selling security holders may sell all or some portion of the shares of common stock beneficially owned by them, only an estimate (assuming the selling security holders sell all of the shares offered hereby) can be given as to the number of shares of common stock that will be beneficially owned by them after this offering. In addition, the selling security holders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the date on which they provided the information regarding the shares of common stock beneficially owned by them, all or a portion of the shares of common stock beneficially owned by them in transactions exempt from the registration requirements of the Securities Act of 1933.

PLAN OF DISTRIBUTION

The selling security holders may, from time to time, sell all or a portion of their shares of our common stock on any market upon which the common stock may be quoted (currently the OTC Bulletin Board), in privately negotiated transactions or otherwise. Such sales may be at fixed prices prevailing at the time of sale, at prices related to the market prices or at negotiated prices. The shares of common stock being offered by this reoffer prospectus may be sold by the selling security holders by one or more of the following methods, without limitation:

(a)

block trades in which the broker or dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

(b)	purchases by broker or dealer as principal and resale by the broker or dealer for its account pursuant to this reoffer prospectus;

(c)	an exchange distribution in accordance with the rules of the applicable exchange;
(d)	ordinary brokerage transactions and transactions in which the broker solicits purchasers;
(e)	privately negotiated transactions;
(f)	market sales (both long and short to the extent permitted under the federal securities laws);
(g)	at the market to or through market makers or into an existing market for the shares;

(h)	through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); and
(i)	a combination of any of the aforementioned methods of sale.

In effecting sales, brokers and dealers engaged by the selling security holders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from a selling security holder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from the purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with a selling security holder to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfil the broker-dealer commitment to the selling security holder if such broker-dealer is unable to sell the shares on behalf of the selling security holder. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resales, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above.

The selling security holders and any broker-dealers or agents that participate with the selling security holders in the sale of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

From time to time, the selling security holders may pledge their shares of common stock pursuant to the margin provisions of their customer agreement with their broker. Upon a default by a selling security holder, the broker may offer and sell the pledged shares of common stock from time to time. Upon a sale of the shares of common stock, the selling security holders intend to comply with the prospectus delivery requirements under the Securities Act of 1933 by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act of 1933 which may be required in the event any of the selling security holders defaults under any customer agreement with brokers.

To the extent required under the Securities Act of 1933, a post-effective amendment to this registration statement will be filed, disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commission paid or discounts or concessions allowed to such broker-dealers, where applicable.

We and the selling security holders will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as the selling security holder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of the shares of common stock.

All expenses of the registration statement including, but not limited to, legal accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling security holder, the purchasers participating in such transaction, or both.

Any shares of common stock covered by this reoffer prospectus which qualify for sale pursuant to Rule 144 under the Securities Act of 1933 may be sold under Rule 144 rather than pursuant to this reoffer prospectus.

EXPERTS

Our financial statements as at December 31, 2005 and December 31, 2004 incorporated by reference from our Form 10-KSB filed with the SEC on April 17, 2006 have been audited by Dale Matheson Carr-Hilton Labonte., chartered accountants, as set forth in their report accompanying the financial statements and are included herein in reliance upon the report.

MATERIAL CHANGES

There have been no material changes to the affairs of our Company since December 31, 2005 which have not previously been described in a report on Quarterly Report on Form 10-QSB or Current Report on Form 8-K.

INCORPORATION OF DOCUMENTS BY REFERENCE

See Part II, Item 3 on page 16 herein for a list of documents filed by our company with the SEC which are incorporated herein by reference.

AVAILABLE INFORMATION

You should only rely on the information incorporated by reference or provided in this reoffer prospectus or any supplement. We have not authorized anyone else to provide you with different information. The shares of common stock are not being offered in any state where the offer is not permitted. You should not assume that the information in this reoffer prospectus or any supplement is accurate as of any date other than the date on the front of this reoffer prospectus.

We file current reports on Form 8-K and other information with the SEC as is required by the Securities Exchange Act of 1934. You may read and copy any reports, statements or other information we have filed at the SEC’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or 202-551-3395 for further information on the Public Reference Rooms. Our filings are also available on the Internet at the SEC’s website at http:\\www.sec.gov.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling our business pursuant to the provision in the section entitled “Indemnification of Directors and Officers” (see below), we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The SEC allows us to "incorporate by reference" information into this registration statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this registration statement, except for any information superseded by information in this registration statement.

The following documents filed by our company with the United States Securities and Exchange Commission (the "SEC") are incorporated herein by reference:

1.             The description of our company's common stock contained in our registration statement on Form SB-2 (SEC file number 333-131474), filed with the Securities and Exchange Commission on February 2, 2006, including all amendments and reports for the purpose of updating such description;

2.             The description of our company's common stock contained in our registration statement on Form SB-2 (SEC file number 333-131474), filed with the Securities and Exchange Commission on May 2, 2006, including all amendments and reports for the purpose of updating such description;

3.	Our latest Annual Report on Form 10-KSB filed on April 17, 2006;
4.	Our Quarterly Report on Form 10-QSB filed on May 22, 2006;
5.	Our Current Report on Form 8-K filed on December 22, 2005;
6.	Our Current Report on Form 8-K filed on January 24, 2006;
7.	Our Current Report on Form 8-K filed on March 8, 2006;
8.	Our Current Report on Form 8-K filed on March 22, 2006;
9.	Our Current Report on Form 8-K filed on April 13, 2006;
10.	Our Current Report on Form 8-K filed on May 2, 2006;
11.	Our Current Report on Form 8-K filed on June 30, 2006;
12.	Our Amendment to our latest Annual Report on Form 10-KSB/A filed on March 1, 2006;

13.           Our Amendment to our Quarterly Report on Form 10-QSB/A filed on March 1, 2006 (for the period ended June 30, 2005);

14.           Our Amendment to our Quarterly Report on Form 10-QSB/A filed on March 1, 2006 (for the period ended March 31, 2005);

15.           Our Amendment to our Quarterly Report on Form 10-QSB/A filed on March 1, 2006 (for the period ended September 30, 2005).

In addition to the foregoing, all documents that we subsequently file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment indicating that all of the securities offered pursuant to this registration statement have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement or in any subsequently filed document that is also incorporated by reference in this registration statement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

You may read and copy any reports, statements or other information we have filed at the SEC's Public Reference Room at 100 F Street North East, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Rooms. Our filings are also available on the Internet at the SEC's website at http://www.sec.gov.

Item 4.	Description of Securities.

We are registering an aggregate of up to 8,250,000 of our shares of common stock to two directors and four consultants pursuant to agreements entered into between each of the directors and consultants and our company dated effective July 1, 2006. All of the 8,250,000 shares of common stock are being registered under this registration statement on Form S-8.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware authorizes a corporation’s Board of Directors to grant indemnity under certain circumstances to directors and officers, when made, or threatened to be made, parties to certain proceedings by reason of such status with the corporation, against judgments, fines, settlements and expenses, including attorneys’ fees. In addition, under certain circumstances such persons may be indemnified against expenses actually and reasonably incurred in defense of a proceeding by or on behalf of the corporation. Similarly, the corporation, under certain circumstances, is authorized to indemnify directors and officers of other corporations or enterprises who are serving as such at the request of the corporation, when such persons are made, or threatened to be made, parties to certain proceedings by reason of such status, against judgments, fines, settlements and expenses, including attorneys’ fees; and under certain circumstances, such persons may be indemnified against expenses actually and reasonably incurred in connection with the defense or settlement of a proceeding by or in the right of such other corporation or enterprise. Indemnification is permitted where such person (i) was acting in good faith; (ii) was acting in a manner he reasonably believed to be in or not opposed to the best interests of the corporation or other corporation or enterprise, as appropriate; (iii) with respect to a criminal proceeding, has no reasonable cause to believe his conduct was unlawful; and (iv) was not adjudged to be liable to the corporation or other corporation or enterprise (unless the court where the proceeding was brought determines that such person is fairly and reasonably entitled to indemnity).

Unless ordered by a court, indemnification may be made only following a determination that such indemnification is permissible because the person being indemnified has met the requisite standard of conduct. Such determination may be made (i) by the Board of directors of the company by a majority vote of a quorum consisting of directors not at the time parties to such proceeding; or (ii) if such a quorum cannot be obtained or the quorum so directs, then by independent legal counsel in a written opinion; or (iii) by the stockholders.

Section 145 also permits expenses incurred by directors and officers in defending a proceeding to be paid by the corporation in advance of the final disposition of such proceedings upon the receipt of an undertaking by the director or officer to repay such amount if it is ultimately determined that he is not entitled to be indemnified by the corporation against such expenses.

We have not provided Indemnity Agreements to our directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company under Nevada law or otherwise, we have been advised the opinion of the

Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than payment by us for expenses incurred or paid by a director, officer or controlling person of our company in successful defense of any action, suit, or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question of whether such indemnification by it is against public policy in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Item 7.	Exemption from Registration Claimed.

Not Applicable.

Item 8.	Exhibits.
Exhibit	Description
5.1	Opinion of Clark Wilson LLP
10.1	Consulting Agreement with Kimberly Landry dated July 1, 2006 (incorporated by reference to our Current Report on Form 8-K filed with the Securities and Exchange Commission on July 17, 2006)
10.2	Consulting Agreement with Leslie James Porter dated July 1, 2006 (incorporated by reference to our Current Report on Form 8-K filed with the Securities and Exchange Commission on July 17, 2006)
10.3	Consulting Agreement with Antonio Treminio dated July 1, 2006
10.4	Consulting Agreement with Michael Harrison dated July 1, 2006
10.5	Consulting Agreement with Seth Shaw dated July 1, 2006
10.6	Consulting Agreement with Walter Doyle dated July 1, 2006
23.1	Consent of Clark Wilson LLP (included in Exhibit 5)
23.2	Consent of Dale Matheson Carr-Hilton LaBonte
24	Power of Attorney (included in signature page)
Item 9.	Undertakings.
(a)	We hereby undertake:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low and high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by our company pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           We hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of our annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and persons controlling our company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by our company of expenses incurred or paid by a director, officer or controlling person of our company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, our company will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, British Columbia on July 19, 2006.

LUNA TECHNOLOGIES INTERNATIONAL, INC.

/s/ Kimberly Landry

By: Kimberly Landry, Chief Executive Officer

(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person who signature appears below constitutes and appoints Kimberly Landry as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or of their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURES

/s/ Kimberly Landry

Kimberly Landry, Chief Executive Officer and Director

(Principal Executive Officer)

July 19, 2006

/s/ Leslie James Porter

Leslie James Porter, Chief Financial Officer and Director

(Principal Financial and Accounting Officer)

July 19, 2006